Exhibit 3.2c


                           AMENDED AND RESTATED
                                  BYLAWS

                                   -of-

                        FIRST ALBANY COMPANIES INC.

                     (herein called the "Corporation")


                                 ARTICLE I

                               Shareholders


          Section  1.01.    Annual  Meeting.  The  annual  meeting  of  the

stockholders of the Corporation for the  election of directors and for  the transaction of such other business as may properly come before such meeting shall be held at  the principal office  of the Corporation  in the City  of

Albany, New York,  on such date  and at such  time as may  be fixed by  the

Board of Directors.


         Section  1.02.    Special  Meetings.    Special  meetings  of  the

shareholders, for any purpose or purposes, may be called at any time by the

President or by resolution of the Board of Directors.  Special meetings  of shareholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.  At any special  meeting only such business may be  transacted which is related  to the purpose  or purposes set  forth in  the notice  or waiver of notice of the meeting.

         Section 1.03.   Notice  of  Meetings  of  Shareholders.   Whenever

shareholders are required  or permitted to  take any action  at a  meeting,

written notice  shall be  given stating  the place,  date and  hour of  the meeting and, unless it is the  annual meeting, indicating that it is  being issued by or at the direction of the person or persons calling the meeting.

Notice of a special  meeting shall also state  the purpose or purposes  for which the meeting is called.  If, at any meeting, action is proposed to  be

taken  which  would,   if  taken,  entitle   shareholders  fulfilling   the

requirements of  Section 623  of the  Business Corporation  Law to  receive payment for  their shares,  the  notice of  such  meeting shall  include  a statement of that purpose and to that effect and shall be accompanied by  a copy of said Section 623 or  an outline of its material  terms.  A copy  of the notice of any meeting shall be  given, personally or by mail, not  less than ten nor more than fifty days before  the date of the meeting, to  each

shareholder entitled to vote  at such meeting.   If mailed, such notice  is

given when  deposited  in the  United  States mail,  with  postage  thereon prepaid, directed to the  shareholder at his address  as it appears on  the record of shareholders, or,  if he shall have  filed with the Secretary  of the Corporation a  written request that  notices to him  be mailed to  some other address, then directed to him at such other address.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any  notice of the adjourned  meeting if the time  and place to which  the meeting is  adjourned are announced  at the meeting  at which the adjournment is taken, and  at the adjourned meeting any  business may be transacted that might have  been transacted on the original date  of

the meeting.   However, if after  the adjournment, the  Board of  Directors fixes a  new  record  date for  the  adjourned  meeting, a  notice  of  the adjourned meeting shall be given to  each shareholder of record on the  new record date entitled to notice under the next preceding paragraph.

         Section 1.04.  Waivers of Notice.   Notice of meeting need not  be
         -------------  ------------------
given to any shareholder who submits  a signed waiver of notice, in  person

or by proxy, whether before  or after the meeting.   The attendance of  any

shareholder at a meeting, in person  or by proxy, without protesting  prior to the conclusion of the meeting the lack of notice of such meeting,  shall constitute a waiver of notice by him.

         Section 1.05.  Quorum.   The holders of  a majority of the  shares
         -------------  -------
entitled to  vote  thereat  shall  constitute a  quorum  at  a  meeting  of

shareholders for the transaction of any business.

         When a quorum  is once present  to organize a  meeting, it is  not broken by the subsequent withdrawal of any shareholders.

         The shareholders  present  may  adjourn the  meeting  despite  the absence of  a  quorum  and at  any  such  adjourned meeting  at  which  the requisite amount of voting stock shall be represented, any business may  be transacted which might have  been transacted at  the meeting as  originally noticed.

         Section 1.06.  Fixing Record Date.  For the purpose of determining
         -------------  -------------------
the shareholders  entitled  to notice  of  or to  vote  at any  meeting  of shareholders or  any  adjournment thereof,  or  to express  consent  to  or dissent from  any  proposal  without  a meeting,  or  for  the  purpose  of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the  Board of Directors may fix, in advance,  a date as the  record date for any  such determination of shareholders. Such date shall  not be more than fifty  nor less than ten days  before the date  of such meeting,  nor more than  fifty days prior to any other action.

         When a determination of shareholders of record entitled to  notice of or to vote at any meeting of  shareholders has been made as provided  in this section, such  determination shall apply  to any adjournment  thereof,

unless the Board of  Directors fixes a new  record date under this  section for the adjourned meeting.

         Section 1.07.   List  of  Shareholders at  Meetings.   A  list  of
         ------------    ------------------------------------
shareholders as  of the  record date,  certified by  the corporate  officer responsible for its preparation or by  a transfer agent, shall be  produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.  If the  right to vote at  any meeting is challenged,  the inspectors of election,  or person  presiding thereat,  shall require  such list of shareholders to be produced as evidence of the right of the persons

challenged to vote at  such meeting, and all  persons who appear from  such list to be shareholders entitled to vote thereat may vote at such meeting.

         Section 1.08.  Proxies.  Every  shareholder entitled to vote at  a
         -------------  --------
meeting of shareholders or to express consent or dissent without a  meeting may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his  attorney-in-

fact.  No proxy shall be valid  after the expiration of eleven months  from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at  the pleasure of  the shareholder executing  it, except  as otherwise provided in this section.  The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before  the authority is exercised,  written notice of an adjudication of such incompetence or of such death is received

by  the  corporate  officer  responsible   for  maintaining  the  list   of

shareholders.

         Except when  other  provision  shall have  been  made  by  written agreement between the parties, the record  holder of shares which he  holds as pledgee or otherwise as security or which belong to another, shall issue to the pledgor or to  such owner of such  shares, upon demand therefor  and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

         A shareholder shall not sell his vote or issue a proxy to vote  to any person for any sum of money or anything of value, except as  authorized in this section and Section 620 of the Business Corporation Law.

         A proxy which  is entitled  "irrevocable proxy"  and which  states that it  is irrevocable,  is irrevocable  when it  is held  by any  of  the following or a nominee of any of the following:


               (1) A Pledgee;

               (2) A person who has purchased or agreed to purchase the
                   shares;
               (3) A creditor or creditors of the Corporation who extend or continue credit to the Corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;

               (4) A person who  has contracted to  perform services as  an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for;

               (5) A person  designated  by  or under  an  agreement  under paragraph (a) of said Section 620.


         Notwithstanding a  provision  in  a  proxy,  stating  that  it  is irrevocable, the proxy becomes revocable after  the pledge is redeemed,  or the debt of the Corporation is  paid, or the period of employment  provided for in the contract  of employment has terminated,  or the agreement  under paragraph (a) of said Section 620  has terminated; and, in a case  provided for in subparagraph (3) or (4)  above, becomes revocable three years  after the date  of the  proxy or  at the  end of  the period,  if any,  specified therein, whichever period is less, unless  the period of irrevocability  is renewed from time to time  by the execution of  a new irrevocable proxy  as provided in this section.  This paragraph does not affect the duration of a proxy under the second paragraph of this section.

         A proxy  may be  revoked, notwithstanding  a provision  making  it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of  the proxy and its irrevocability  is noted conspicuously on  the face or  back of  the certificate  representing such shares.

         Section 1.09.  Selection  and Duties of  Inspectors. The Board  of
         -------------  -------------------------------------
Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a shareholders'  meeting may,

and on  the request  of  any shareholder  entitled  to vote  thereat  shall

appoint one or  more inspectors.   In case  any person  appointed fails  to

appear or act, the vacancy may be  filled by appointment made by the  Board of Directors in  advance of the  meeting or at  the meeting  by the  person presiding thereat.  Each inspector, before  entering upon the discharge  of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such  meeting with strict  impartiality and  according to  the best of his ability.

         The inspectors shall  determine the number  of shares  outstanding and the voting power  of each, the shares  represented at the meeting,  the existence of  a quorum,  the  validity and  effect  of proxies,  and  shall receive votes, ballots or consents, hear  and determine all challenges  and questions arising in connection with the right to vote, count and  tabulate all votes, ballots or consents, determine  the result, and do such acts  as

are  proper  to  conduct  the  election  or  vote  with  fairness  to   all

shareholders.  On  request of the  person presiding at  the meeting or  any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the  facts stated and of the vote  as certified by them.

         Unless appointed  by the  Board of  Directors  or requested  by  a shareholder, as  above  provided  in  this  section,  inspectors  shall  be dispensed with at all meetings of shareholders.

         Section 1.10.   Qualification  of Voters.   Every  shareholder  of
         -------------   -------------------------
record shall be entitled at every  meeting of shareholders to one vote  for every share standing in his name  on the record of shareholders, except  as expressly provided  otherwise  in  this section  and  except  as  otherwise expressly provided in the Certificate of Incorporation of the Corporation.

         Treasury shares and  shares held  by another  domestic or  foreign corporation of any type or  kind, if a majority  of the shares entitled  to vote in the election of directors of such other corporation is held by  the

Corporation, shall  not be  shares entitled  to vote  or to  be counted  in determining the total number of outstanding shares.

         Shares held by an administrator, executor, guardian,  conservator,

committee, or  other fiduciary,  except a  trustee, may  be voted  by  him,

either in person  or by  proxy, without transfer  of such  shares into  his name.  Shares held by a trustee may be voted by him; either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

         Shares held by or under the control of a receiver may be voted  by him without the transfer  thereof into his  name if authority  so to do  is contained in an order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged  shall be entitled to  vote such shares until  the shares have  been transferred into  the name of  the pledgee, or a nominee of the pledgee.

         Redeemable shares which have been called for redemption shall  not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after  the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such  shares has been deposited with a  bank or trust  company with  irrevocable instruction  and authority  to pay  the

redemption  price  to  the  holders  of   the  shares  upon  surrender   of

certificates therefor.

         Shares standing  in  the  name  of  another  domestic  or  foreign corporation of any  type or kind  may be voted  by such  officer, agent  or proxy as the bylaws of such corporation may provide, or, in the absence  of such  provision,  as  the  board  of  directors  of  such  corporation  may determine.

         If shares  are registered  on the  record of  shareholders of  the

Corporation in  the  name of  two  or more  persons,  whether  fiduciaries,

members of a partnership, joint tenants, tenants in common, tenants by  the

entirety or otherwise, or  if two or more  persons have the same  fiduciary relationship respecting  the  same  shares, unless  the  secretary  of  the

Corporation is given written notice to the contrary and is furnished with a

copy  of  the  instrument  or  order   appointing  them  or  creating   the

relationship wherein it is so provided,  their acts with respect to  voting shall have the following effect:

         (1)   If  only  one votes,  the  vote  shall be  accepted  by  the

Corporation as the vote of all;

         (2)  If  more than one  vote, the act  of the  majority so  voting shall be accepted by the Corporation as the vote of all,

         (3)  If more than one vote, but the vote is equally divided on any particular matter,  the vote  shall be  accepted by  the Corporation  as  a proportionate vote of the shares; unless  the Corporation has evidence,  on the record of  shareholders or  otherwise, that the  shares are  held in  a fiduciary capacity.  Nothing in this paragraph shall alter any  requirement that the exercise of fiduciary powers be by act of a majority, contained in any law applicable to such exercise of powers (including Section 10-10.7 of the Estates, Powers and Trusts Law of the State of New York);

         (4)   When shares  as to  which the  vote is  equally divided  are registered on the record of shareholders of the Corporation in the name of,

or have passed by  operation of law or  by virtue of any  deed of trust  or other instrument to two or more fiduciaries, any court having  jurisdiction of their accounts, upon petition by any of such fiduciaries or by any party in interest, may direct the voting of such shares for the best interest  of the beneficiaries.  This  paragraph shall not apply  in any case where  the instrument or order  of the  court appointing  fiduciaries shall  otherwise direct how such shares shall be voted; and

         (5)  If the instrument or order furnished to the Secretary of  the

Corporation shows that a tenancy is  held in unequal interests, a  majority or equal division for the purposes of this paragraph shall be a majority or

equal division in interest.

         Notwithstanding the  foregoing  paragraphs of  this  section,  the

Corporation shall  be protected  in treating  the  persons in  whose  names shares stand on the  record of shareholders as  the owners thereof for  all purposes.

         Section 1.11.  Vote of Shareholders.   Directors shall be  elected
         -------------  ---------------------
by a  plurality of  the votes  cast at  a meeting  of shareholders  by  the holders of shares entitled to vote in the election.  Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it  shall,  except  as otherwise  required  by  the  Business

Corporation Law or by the Certificate of Incorporation of the  Corporation,

be authorized by a majority of the votes cast at a meeting of  shareholders by the holders of shares entitled to vote thereon.

         The vote upon any question  before any shareholders' meeting  need not be by ballot.

         Section  1.12.     Written  Consent   of  Shareholders.   Whenever
         --------------     ------------------------------------
shareholders are required  or permitted to  take any action  by vote,  such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the  holders of all outstanding shares  entitled to vote thereon.  This paragraph shall not be construed to alter or  modify the provisions  of any  section  of the  Business  Corporation Law  or  any provision in  the  Certificate  of Incorporation  of  the  Corporation  not

inconsistent with  the Business  Corporation Law  under which  the  written consent of the holders  of less than all  outstanding shares is  sufficient for corporate action.

         Written consent  thus  given by  the  holders of  all  outstanding shares entitled to vote shall have the  same effect as a unanimous vote  of shareholders.

                                ARTICLE II

                                 Directors

         Section 2.01.  Management of Business:
         -------------  -----------------------
         Qualifications of  Directors.   The  business of  the  Corporation

shall be  managed under  the direction  of its  Board of  Directors.   Each

member of the Board of Directors shall be at least eighteen years of age.

         Directors need not be stockholders.

         The Board of Directors,  in addition to  the powers and  authority expressly conferred upon it by statute, by the Certificate of Incorporation of the Corporation, by these Bylaws  and otherwise, is hereby empowered  to exercise all such powers as may be exercised by the Corporation, except  as expressly provided otherwise by the Constitution and statutes of the  State of New York, by the Certificate of Incorporation of the Corporation and  by

these Bylaws.

         Section 2.02.    Number.   The  number of  directors  which  shall
         -------------    -------
constitute the entire Board  of Directors shall be  nine,  but this  number may be  increased  and subsequently  again  increased or  decreased  by  an amendment to these Bylaws, except that the number shall never be less  than three nor more than nine and that no decrease shall shorten the term of any incumbent director.

         Section 2.03.   Election  and Term.   At  each annual  meeting  of
         -------------   ------------------
shareholders, directors  shall be  elected to  hold office  until the  next

annual meeting, subject  to the provisions  of Section 2.05  hereof.   Each

director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

         Section 2.04.   Resignations.  Any director of the Corporation may
         -------------   -------------
resign at any time by giving written notice to the Board of Directors,  the

President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified  therein, if any, or  if no time is  specified therein, then upon  receipt of such  notice by the  addressee; and,  unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 2.05.  Removal of Directors.  Any or all of the  directors
         -------------  ---------------------
may be removed at any time (a) for cause by vote of the shareholders or  by action of  the Board  of Directors  or  (b) without cause  by vote  of  the shareholders, except as expressly provided otherwise by Section 706 of  the

Business Corporation Law.

         Section 2.06.  Newly Created  Directorships and Vacancies.   Newly
         -------------  -------------------------------------------
created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause  may be filled by  vote of the Board  of

Directors.   If the  number of  directors then  in office  is less  than  a quorum, such newly  created directorships and  vacancies may  be filled  by vote of a majority of the directors then in office.  The Board of Directors shall fill vacancies occurring in the  Board of Directors by reason of  the removal of directors without cause.

         A director elected to fill a  vacancy shall hold office until  the next meeting of shareholders at which  the election of directors is in  the regular order of  business, and until  his successor has  been elected  and qualified.

         Section 2.07.  Quorum and Vote  of Directors.  At all meetings  of
         ------------   ------------------------------
the Board of Directors, a majority  of the entire Board of Directors  shall be necessary and sufficient to constitute  a quorum for the transaction  of business.  The vote of a majority of  the directors present at the time  of the vote, if  a quorum is  present at such  time, shall be  the act of  the

Board of Directors, except as expressly provided otherwise in these  Bylaws and by the statutes of the State of New York.

         A majority of the  directors present, whether or  not a quorum  is present, may adjourn any meeting of the Board of Directors to another  time and place.  Notice of any  adjournment need not be  given if such time  and place are announced at the meeting.

         Section 2.08.    Annual  Meeting.   The  newly  elected  Board  of
         -------------    ----------------
Directors shall meet  immediately following the  adjournment of the  annual meeting of shareholders in  each year at  the same place  and no notice  of such meeting shall be necessary.

         Section 2.09.  Regular Meetings.  Regular meetings of the Board of
         -------------  -----------------
Directors may be held at such times and  places as shall from time to  time be fixed  by  the  Board  of  Directors and  no  notice  thereof  shall  be necessary.

         Section 2.10.  Special Meetings.   Special meetings may be  called
         -------------  -----------------
at any time by the President, or  by resolution of the Board of  Directors.

Special meetings shall  be held at  such places as  shall be  fixed by  the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

         Special meetings  of the  Board of  Directors shall  be held  upon notice to the directors.  Notice of a special meeting need not be given  to any director who submits a signed waiver of notice whether before or  after the meeting, or who attends the  meeting without protesting, prior  thereto or at its commencement, the lack of notice to him.

         Unless waived,  notice of  each special  meeting of  the Board  of

Directors, stating the  time and place  of the meeting,  shall be given  to each director by delivered letter, by telegram or by personal communication either over the telephone  or otherwise, in each  such case not later  than the third day prior to  the meeting, or by  mailed letter deposited in  the

United States mail with postage thereon prepaid not later than the  seventh

day prior to  the meeting.   Notices of special  meetings of  the Board  of

Directors and waivers thereof need not state the purpose or purposes of the meeting.

         Section 2.11.   Telephonic Meetings.   A  member of  the Board  of
         -------------   --------------------
Directors or any  committee thereof  may participate  in a  meeting of  the

Board of Directors or of such committee by means of a conference  telephone or similar communications equipment  allowing all persons participating  in the meeting to hear  each other at  the same time,  and participation in  a meeting by such means shall constitute presence in person at such meeting.

         Section 2.12.  Compensation.   Directors shall receive such  fixed
         ------------   -------------
sums and expenses of attendance for attendance at each meeting of the Board of Directors or of any committee and such salary as may be determined  from time to  time by  the  Board of  Directors;  provided that  nothing  herein contained shall  be construed  to preclude  any director  from serving  the

Corporation in any other capacity and receiving compensation therefor.

         Section 2.13(a)Committees.  The Board of Directors, by  resolution
         ------------   -----------
adopted by a majority of the entire Board of Directors, may designate  from among its  members  an  Executive  Committee  and  other  committees,  each consisting of three  or more directors,  and each of  which, to the  extent provided in the resolution,  shall have all the  authority of the Board  of

Directors, except that  no such committee  shall have authority  as to  the following matters:

         (a) The submission to shareholders of any action that needs shareholders' approval under the Business Corporation Law

         (b) The filling of vacancies in the Board of Directors or in any committee.

         (c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

         (d) The amendment or repeal of the Bylaws, or the adoption of new Bylaws.

         (e) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amenable or repealable.


         The Board  of Directors  may designate  one or  more directors  as alternate members of any such committee, who may replace any absent  member

or members at  any meeting of  such committee.   Each such committee  shall

serve at the pleasure of the Board of Directors.

         Regular meetings of any such committee shall be held at such times and places as shall  from time to time  be fixed by  such committee and  no notice thereof shall be  necessary. Special meetings may  be called at  any time by any  officer of the  Corporation or any  member of such  committee.

Notice of each special  meeting of each such  committee shall be given  (or waived) in the same manner as notice of  a special meeting of the Board  of

Directors.   A  majority  of  the  members  of  any  such  committee  shall constitute a  quorum for  the transaction  of  business and  the act  of  a majority of the members  present at the time  of the vote,  if a quorum  is present at such time, shall be the act of the committee.

         Section 2.13(b).    Audit Committee.    There shall  be  an  Audit
         ----------------    ----------------
Committee of the Board  of Directors which shall  serve at the pleasure  of the Board of Directors and be subject to its control.  The Committee  shall have at  least three  members, two  of whom  shall be  independent  outside directors.  Members shall be appointed by the Chairman, subject to approval of the Board. The committee shall  recommend to the Board of Directors  the appointment or discharge of  the corporation's independent auditors,  shall review and approve the scope and plan of the annual audit, shall review the results of  such audit,  and shall  perform  such other  duties as  may  be lawfully delegated to it from time to time by the Board of Directors.

         Section 2.13(c).  Executive Compensation Committee.
         ----------------  ---------------------------------
         There shall be an Executive Compensation Committee of the Board of

Directors which will serve at the pleasure of the Board of Directors and be subject to its control.  The  Committee shall have at least three  members,

all of  whom  shall  be independent  outside  directors  appointed  by  the

Chairman, subject to the approval of the Board of Directors.  The Committee shall approve the compensation  of the executive  officers of the  company,

and shall have such other  duties as may be  lawfully delegated to it  from time to time by the Board of Directors.

         Section 2.14.    Interested  Directors.    No  contract  or  other
         -------------    ----------------------
transaction between the Corporation  and one or more  of its directors,  or between the Corporation  and any  other corporation,  firm, association  or other entity  in which  one  or more  of  the Corporation's  directors  are directors or officers, or have a  substantial financial interest, shall  be either void or voidable for this reason alone or by reason alone that  such director or directors are present at the meeting of the Board of Directors,

or of a committee thereof, which approves such contract or transaction,  or that his or their votes are counted for such purpose.

         (1) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 708 of the Business Corporation Law, by unanimous vote of the disinterested directors; or
         (2) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.


         Common or interested directors may  be counted in determining  the presence of  a quorum  at a  meeting of  the  Board of  Directors or  of  a committee which approves such contract or transaction.

                                ARTICLE III

                                 Officers

         Section 3.01  Election  or Appointment; Number.   The officers  of
         ------------  ---------------------------------
the Corporation shall be  elected or appointed by  the Board of  Directors.

The officers  shall be  a President,  a Secretary,  a Treasurer,  and  such number of Vice Presidents, Assistant Secretaries and Assistant  Treasurers,

and such other officers, as  the Board of Directors  may from time to  time determine.  Any  person may  hold two  or more  offices at  the same  time,

except the offices  of President and  Secretary.  Any  officer may, but  no officer need, be chosen from among the Board of Directors.

         Section 3.02.  Term.   Subject to the  provisions of Section  3.03
         ------------   -----
hereof, all officers shall be elected  or appointed to hold office for  the term for which he is elected or appointed or until his death and until  his successor has been elected or appointed and qualified.

         The Board of Directors  may require any  officer to give  security for the faithful performance of his duties.

         Section 3.03.  Removal.  Any  officer elected or appointed by  the
         -------------  --------
Board of Directors may be removed by the Board of Directors with or without cause.

         The removal of an officer without cause shall be without prejudice to his contract rights, if any.  The election or appointment of an  officer shall not of itself create contract rights.

         Regular meetings of any such committee shall be held at such times

and places as shall  from time to time  be fixed by  such committee and  no notice thereof shall be  necessary. Special meetings may  be called at  any time by any  officer of the  Corporation or any  member of such  committee.

Notice of each special  meeting of each such  committee shall be given  (or waived) in the same manner as notice of  a special meeting of the Board  of

Directors.   A  majority  of  the  members  of  any  such  committee  shall constitute a  quorum for  the transaction  of  business and  the act  of  a majority of the members  present at the time  of the vote,  if a quorum  is present at such time, shall be the act of the committee.

         Section 2.14.    Interested  Directors.    No  contract  or  other
         -------------    ----------------------
transaction between the Corporation  and one or more  of its directors,  or between the  Corporation and  any other  corporation firm,  association  or other entity  in which  one  or more  of  the Corporation's  directors  are directors or officers, or have a  substantial financial interest, shall  be either void or voidable for this reason alone or by reason alone that  such director or directors are present at the meeting of the Board of Directors,

or of a committee thereof, which approves such contract or transaction,  or that his or their votes are counted for such purpose.

         Section 3.04.    Authority.   The  President shall  be  the  chief
         -------------
executive officer of the.  Corporation and shall direct  the policy of  the

Corporation on behalf of the Board of Directors.  The other officers  shall have the  authority, perform  the duties  and exercise  the powers  in  the management of the Corporation usually incident to the offices held by them,

respectively, and/or  such other  authority, duties  and powers  as may  be assigned to  them from  time to  time  by the  Board  of Directors  or  the

President.
                                ARTICLE IV
                                ----------
                               Capital Stock
                               -------------

         Section 4.01.  Certificates  of Stock.  Certificates  representing
         -------------  -----------------------
shares of the stock of the  Corporation shall be in  such form as shall  be

approved by the Board of Directors.   Every certificate shall be signed  by

the President and the Secretary or an Assistant Secretary, or the Treasurer

or an Assistant  Treasurer and  sealed with  the seal  of the  Corporation.

Such seal may be a facsimile engraved  or printed.  There shall be  entered upon the stock  books of  the Corporation  the number  of each  certificate issued, the name of the person  owning the shares represented thereby,  the number of shares, and the date of issuance thereof.

         Section 4.02.  Transfer of Stock.   A stock book shall be kept  at
         -------------  ------------------
the  principal   office   of   the  Corporation   containing   the   names,

alphabetically arranged,  of  all  persons  who  are  stockholders  of  the

Corporation showing  their places  of residence,  the number  of shares  of stock held by  them respectively, the  time when  they respectively  became

owners thereof, and the  amount paid thereon.   Transfers of shares of  the

stock of the corporation shall be made only on the books of the Corporation by the  holder  of  record  thereof, or  by  his  attorney  thereunto  duly authorized by a power  of attorney executed in  writing and filed with  the

Secretary, and upon the  surrender of the  certificate or certificates  for such shares properly endorsed and accompanied by all necessary Federal  and

State stock  transfer  tax  stamps.   No  stockholder,  however,  shall  be

entitled to any  transfer of  his stock  in violation  of any  restrictions lawfully applicable thereto.

         Section 4.03.    Registered Holders.    The Corporation  shall  be
         ------------------------------------
entitled to treat and shall be  protected in treating the persons in  whose names shares or  any warrants,  rights or options  stand on  the record  of shareholders, warrant holders,  rights holders  or option  holders, as  the case may be, as the owners thereof for all purposes and shall not be  bound

to recognize any  equitable or  other claim to,  or interest  in, any  such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided otherwise by the statutes of the State of New York.

         Section 4.04.  New Certificates.  The Corporation may issue a  new
         -------------  -----------------
certificate for shares in the place  of any certificate theretofore  issued by it, alleged to have been lost  or destroyed, and the Board of  Directors may, in  its  discretion,  require  the owner  of  the  lost  or  destroyed certificate, or his legal representatives, to  give the Corporation a  bond sufficient (in the judgment of the directors) to indemnify the  Corporation against any claim that  may be made  against it on  account of the  alleged loss or destruction  of any such  certificate or the  issuance of such  new certificate.  A new  certificate may be issued  without requiring any  bond when, in the judgment of the directors, it is proper so to do.


                                 ARTICLE V

                     Financial Notices to Shareholders


         Section 5.01.  Dividends.  When any dividend is paid or any  other
         -------------  ----------
distribution is made, in whole or  in part, from sources other than  earned surplus, it shall  be accompanied by  a written  notice (a) disclosing  the amounts by  which such  dividend or  distribution affects  stated  capital,

capital surplus  and  earned  surplus,  or (b)  if  such  amounts  are  not determinable at the time of such notice, disclosing the approximate  effect of such dividend or distribution upon  stated capital, capital surplus  and earned surplus and stating that such amounts are not yet determinable.

         Section 5.02.  Share Distribution and Changes. Every  distribution
         -------------  -------------------------------
to shareholders of  shares, whether  certificated or  uncertificated, or  a change of shares which  affects stated capital,  capital surplus or  earned surplus shall be accompanied by a written notice (a) disclosing the amounts by which  such  distribution  or change  affects  stated  capital,  capital

surplus and earned surplus, or (b) if such amounts are not determinable  at the time  of  such  notice,  disclosing  the  approximate  effect  of  such distribution or  change upon  stated capital,  capital surplus  and  earned surplus and stating that such amounts are not yet determinable.

         When issued shares are changed in any manner which affects  stated

capital,  capital  surplus  or  earned  surplus,  and  no  distribution  to

shareholders  of  any  shares,  whether  certificated  or   uncertificated,

resulting from such change is made, disclosure of the effect of such change upon the stated capital, capital surplus  and earned surplus shall be  made in the next financial statement covering the period in which such change is made that is furnished by the Corporation to holders of shares of the class or series so changed or, if practicable, in the first notice of dividend or share distribution or change that is furnished to such shareholders between the date of the change of shares and the next such financial statement, and in any event within six months of the date of such change.

         Section 5.03.  Cancellation of Reacquired Shares.
         -------------  ----------------------------------
         When reacquired shares other than converted shares are  cancelled,

the stated capital of the Corporation  is thereby reduced by the amount  of stated capital then represented by such shares plus any stated capital  not theretofore allocated to any designated class or series which is  thereupon allocated to the shares cancelled.  The amount by which stated capital  has been reduced by cancellation of reacquired shares during a stated period of time shall  be disclosed  in the  next  financial statement  covering  such period that is furnished by the Corporation to all its shareholders or,  if practicable, in the first notice of dividend or share distribution that  is furnished to the holders of each class or series of its shares between  the

end    of     the     period     and    the     next     such     financial

statement, and in any  event to all its  shareholders within six months  of the date of the reduction of capital.

          Section 5.04.  Reduction of Stated Capital.  When a reduction  of
          -------------  ----------------------------
stated capital  has  been  effected  under  Section  516  of  the  Business

Corporation Law, the  amount of such  reduction shall be  disclosed in  the next financial statement  covering the period  in which  such reduction  is made that is furnished  by the Corporation to  all its shareholders or,  if practicable, in the first notice of dividend or share distribution that  is furnished to the holders of each class or series of its shares between  the date of such reduction  and the next such  financial statement, and in  any event to  all  its shareholders  within  six months  of  the date  of  such reduction.

          Section 5.05.  Application of Capital Surplus to Elimination of a
          -------------  --------------------------------------------------
Deficit.  The Corporation may apply any part or all of its capital  surplus
--------
to the  elimination of  any deficit  in the  earned surplus  account,  upon

approval by vote of the shareholders.   The application of capital  surplus

to the elimination  of a  deficit in the  earned surplus  account shall  be disclosed in the next financial statement covering the period in which such elimination is  made  that is  furnished  by  the Corporation  to  all  its shareholders or, if practicable, in the  first notice of dividend or  share distribution that is furnished  to holders of each  class or series of  its shares between the  date of such  elimination and the  next such  financial statement, and in any  event to all its  shareholders within six months  of the date of such action.

          Section 5.06.   Conversion  of Shares.   Should  the  Corporation
          -------------   ----------------------
issue any convertible shares, then, when  shares have been converted,  they shall be cancelled  and disclosure  of the  conversion of  shares during  a stated period of time and its effect, if any, upon stated capital shall  be made in the next financial statement covering such period that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution  that is furnished to the  holders of each class or series of  its shares between the  end of such period  and the next such financial statement, and in any event to all its shareholders within six months of the date of the conversion of shares.

                                ARTICLE VI

                               Miscellaneous


         Section 6.01.  Offices.  The  principal office of the  Corporation
         -------------  --------
shall be in The City of Albany, County of  Albany, State of New York.   The

Corporation may also have  offices at other  places, within and/or  without the State of New York.

         Section 6.02.   Seal.   The  corporate seal  shall have  inscribed
         -------------   -----
thereon the name of the Corporation, the year of its incorporation and  the words "Corporate Seal New York" provided, that the form of such seal  shall be subject to alteration from time to time by the Board of Directors.

         Section 6.03.  Checks.  All  checks or demands for money shall  be
         -------------  -------
signed by such person or persons as the Board of Directors may from time to time determine.

         Section 6.04.  Fiscal  Year.  The fiscal  year of the  Corporation
         -------------  -------------
shall be the calendar year ending on each December 31.

         Section 6.05.   Books  and Records.   The  Corporation shall  keep
         -------------   -------------------
correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and each  committee thereof, if any, and  shall keep at  the office of  the Corporation in  the

State of New York or at  the office of its  transfer agent or registrar  in the State of New York, a record  containing the names and addresses of  all shareholders, the number  and class of  shares held by  each and the  dates

when they respectively  became the owners  of record thereof.   Any of  the

foregoing books, minutes or records may be in written form or in any  other form capable of being converted into written form within a reasonable time.

         Section 6.06.  Duty  of Directors.  A  director shall perform  his
         -------------  -------------------
duties as a director, including his duties as a member of any committee  of

the Board of Directors upon which he may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position  would

use under  similar circumstances.   In  performing his  duties, a  director

shall be entitled to rely on information, opinions, reports, or  statements including financial  statements  and other  financial  data, in  each  case prepared or presented by:

         (a)  one or more  officers or employees of  the Corporation or  of any other corporation of which at least fifty percentage of the outstanding shares of stock entitling the holders  thereof to vote for the election  of directors is  owned directly  or indirectly  by the  Corporation, whom  the director believes to be reliable and competent in the matters presented,

         (b)  counsel, public  accountants or other  persons as to  matters which the  director believes  to be  within such  person's professional  or expert competence, or

         (c)  a committee of the Board of Directors upon which he does  not serve, duly designated in accordance with a provision of the Certificate of

Incorporation  or  these  Bylaws,  as  to  matters  within  its  designated authority, which committee  the director believes  to merit confidence,  so long as in so relying he shall be acting in good faith and with such degree of care which  an ordinarily prudent  person in a  like position would  use under similar circumstances, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A person who so performs his duties shall have no liability by reason of being or having been a director of the

Corporation.

          Section 6.07.  Indemnification of Directors and Officers.
          -------------  ------------------------------------------
          (a) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or Officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director of the Corporation ("Director"), or Officer of the Corporation appointed or elected by the Board of Directors ("Officer_), or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the maximum extent permitted and in the manner prescribed by the Business Corporation Law.

          (b) The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, to the maximum extent permitted and in the manner prescribed by the Business Corporation Law.

          (c) Expenses incurred by any party entitled to indemnification under this Section 6.07 in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding to the maximum extent permitted and in the manner prescribed by the Business Corporation Law.

          (d)  The Corporation shall pay the expenses (including attorney's fees) of any person made a witness in a civil or criminal action or proceeding, by reason of the fact that he is or was a Director or Officer of the Corporation, or serves or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, subject to any limitations required by the Business Corporation Law.

          (e) The Corporation shall pay the expenses (including attorney's fees) of any Director or Officer of the Corporation incurred in prosecuting or defending an action or proceeding to enforce any rights to indemnification or advancement of expenses granted under these bylaws or otherwise, subject to any limitations required by the Business Corporation Law.

          (f) The foregoing provisions of this section shall be deemed to be a contract between the Corporation and each Director and Officer of the Corporation who serves in such capacity at any time while this section and the relevant provisions of the Business Corporation Law are in effect, and any repeal or modification of this section or such provisions of the Business Corporation Law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing as it relates to any action or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts; provided, however, that the right of indemnification provided in this section shall not be deemed exclusive of any other rights to which any Director or Officer of the Corporation may now be or hereafter become entitled apart from this section, whether by a resolution of shareholders, a resolution of Directors, or an agreement providing for such indemnification. Subject to the foregoing, wherever this section refers to the Business Corporation Law, it shall mean the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended. The rights of a Director or Officer hereunder shall continue after such person has ceased to be a Director or Officer and shall inure to the benefit of such person's heirs, executors, administrators and personal representatives.


          Section 6.08.  When Notice or Lapse of Time Unnecessary;  Notices
          -------------  --------------------------------------------------
Dispensed with when  Delivery Is Prohibited.  Whenever, under the  Business
--------------------------------------------
Corporation Law or the Certificate of  Incorporation of the Corporation  or

these  Bylaws  or  by  the  terms  of  any  agreement  or  instrument,  the

Corporation  or  the  Board  of  Directors  or  any  committee  thereof  is authorized to take  any action  after notice to  any person  or persons  or after the lapse of a prescribed period of time, such addition may be  taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled  to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his  attorney-in-fact, submit a signed waiver  of notice of such requirements.

          Whenever any notice or communication is  required to be given  to

any  person  by   the  Business   Corporation  Law,   the  Certificate   of

Incorporation of the Corporation  or these Bylaws, or  by the terms of  any agreement or  instrument,  or  as  a  condition  precedent  to  taking  any corporate action and communication with such person is then unlawful  under any statute  of the  State of  New York  or  of the  United States  or  any

regulation, proclamation  or order  issued under  said statutes,  then  the giving of such notice or communication to such person shall not be required and there shall be no duty to apply  for license or other permission to  do

so.  Any affidavit, certificate or other instrument which is required to be made or  filed  as proof  of  the giving  of  any notice  or  communication required under  the  Business Corporation  Law  shall, if  such  notice  or communication to any person is dispensed with under this paragraph, include a statement that such notice or  communication was not given to any  person with whom communication is unlawful.  Such affidavit, certificate or  other instrument shall be as effective for all purposes as though such notice  or communication had been personally given to such person.

          Whenever any notice or communication is required or permitted  to be given by mail, it shall,  except as otherwise expressly provided in  the

Business Corporation Law, be mailed to the person to whom it is directed at the address designated by him for  that purpose or, if none is  designated,

at his last  known address.   Such notice  or communication  is given  when

deposited, with  postage thereon  prepaid, in  a  post office  or  official depository under the exclusive care and  custody of the United States  post office department.  Such mailing shall be by first class mail except  where otherwise required by the Business Corporation Law.

          Section 6.09.   Entire  Board of  Directors.   As used  in  these
          -------------   ----------------------------
Bylaws, the term  entire "Board  of Directors"  means the  total number  of directors which the Corporation would have if there were no vacancies.

          Section 6.10.  Amendment of Bylaws.  These Bylaws may be  amended
          -------------- --------------------
or repealed and new Bylaws adopted by the Board of Directors or by vote  of the holders of the shares at the time  entitled to vote in the election  of any directors, except that any amendment  by the Board changing the  number of directors shall require the  vote of a majority  of the entire Board  of

Directors and except that any Bylaw  adopted by the Board of Directors  may be amended or  repealed by  the shareholders  entitled to  vote thereon  as provided in the Business Corporation Law.

          If any Bylaw  regulating an  impending election  of directors  is adopted, amended or repealed by the Board of Directors, there shall be  set forth in the notice of the next meeting of shareholders for the election of directors the  Bylaw  so adopted,  amended  or repealed,  together  with  a concise statement of the changes made.

          Section 6.11.  Section Headings  and Statutory  References.   The
          -------------  --------------------------------------------
headings of the Articles  and Sections of these  Bylaws have been  inserted for convenience of reference only and shall not  be deemed to be a part  of these Bylaws.



                           UNANIMOUS CONSENT OF
                           BOARD OF DIRECTORS OF
                        FIRST ALBANY COMPANIES INC.


The undersigned, constituting the entire Board of Directors of First Albany

Companies Inc., a New York Corporation (the "Company"), in accordance  with the provisions of  Section 708(b) of the  Business Corporation  Law of  the

State of New York, do hereby consent to and adopt the following  resolution with the same force and effect as if presented to and adopted at a  meeting of the Board of Directors of the Company:

          RESOLVED, that the Bylaws of the Company are hereby amended by deleting the word "eight" contained in the second line of Section 2.02 of Article II and inserting in lieu thereof the word "nine".

WHEREAS, there being a vacant seat on the Board of Directors of Company and

Mr. Peter Barton has been nominated to fill such seat; now therefore it is

          RESOLVED, that Peter Barton is hereby elected as a director of the Company to serve until the next annual meeting of shareholders or until his successor is elected and qualified.

IN WITNESS  WHEREOF, the  Board of  Directors has  executed this  Unanimous

Consent as of July 31, 1997.

/s/GEORGE C. McNAMEE               /s/ALAN P. GOLDBERG
-------------------------          --------------------------
George C. McNamee                  Alan P. Goldberg

/s/J. ANTHONY BOECKH               /s/WALTER M. FIEDEROWICZ
-------------------------          -------------------------
J. Anthony Boeckh                  Walter M. Fiederowicz

/s/DANIEL McNAMEE, III             /s/BENAREE P. WILEY
---------------------------        --------------------------
Daniel McNamee, III                Benaree P. Wiley

/s/CHARLES L. SCHWAGER             /s/HUGH A. JOHNSON, JR.
-------------------------          --------------------------
Charles L. Schwager                Hugh A. Johnson, Jr.